UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	87-0428526
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

914 Westwood Boulevard, Box 801 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

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Sionix Corporation 2011 Equity Incentive Plan
(Full title of the plan)

James R. Currier
Chief Executive Officer
Sionix Corporation
914 Westwood Boulevard, Box 801
Los Angeles, California 90024
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(Name and address of agent for service)

(704) 971-8400
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(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	7,000,000	$0.045	$315,000	$36.10

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover such indeterminate number of additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the registrant’s outstanding shares to be offered pursuant to the applicable plan described herein.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, based on the average of the closing bid and asked prices for the registrant’s common stock as reported on the OTC Bulletin Board on January 13, 2012.

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 20, 2011 (File No. 333-175009) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Richardson & Patel LLP has rendered an opinion relating to the issuance of the common stock being registered.  Richardson & Patel LLP and its principals have accepted shares of the Registrant’s common stock in exchange for services rendered to the Registrant in the past and, although the law firm and its principals are under no obligation to do so, they may continue to accept the Registrant’s common stock for services rendered by them. As of the date of this registration statement, Richardson & Patel LLP and its principals collectively own 8,771,628 shares of the Registrant’s common stock and warrants to purchase up to 1,191,000 shares of our common stock.

ITEM 8. EXHIBITS.

No.	Description of Exhibit

5.1	Opinion of Richardson & Patel LLP

10.1	Amendment to Sionix Corporation 2011 Equity Incentive Plan

23.1	Consent of Kabani & Company, Inc.

23.2	Consent of Richardson & Patel LLP (filed as part of Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 18th day of January, 2012.

SIONIX CORPORATION

By:	/s/ James R. Currier
James R. Currier
Chief Executive Officer (Principal Executive Officer)

By:	/s/ David R. Wells
David R. Wells
President and Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ James R. Currier	Chief Executive Officer and Chairman	January 18, 2012
James R. Currier

/s/ David R. Wells	President, Chief Financial Officer and Director	January 18, 2012
David R. Wells

/s/ James W. Alexander	Director	January 18, 2012
James W. Alexander

/s/ Frank Power	Director	January 18, 2012
Frank Power

/s/ Johan Perslow	Director	January 18, 2012
Johan Perslow

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